KSV VENTURES, LLC

                               Operating Agreement

      This Operating Agreement (this "Agreement") of KSV Ventures, LLC, a Delaware limited liability company (the "Company"), dated as of the 15th day of June, 2006 is made and entered and into by and among Newtown Lane Marketing, Incorporated and John Vincenzo, as members (the "Members"), and Vincent J. McGill, as the Authorized Person and organizer of the Company (the "Organizer").

      WHEREAS, the Organizer formed the Company as a Delaware limited liability company in June 2006 by filing the Company's original Certificate of Formation (the "Certificate of Formation") with the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "LLC Act");

      WHEREAS, the Members and the Organizer now desire to enter into this Agreement to provide for the admission of the Members as members of the Company and to provide for the management of the Company and its affairs and for the conduct of its business;

NOW, THEREFORE, it is hereby agreed as follows:

      1. Name. The name of the limited liability company is KSV Ventures, LLC.

      2. Purpose. The Company was formed to engage in and carry on any lawful act or activity for which a limited liability company may be formed under the LLC Act and to engage in and carry on any and all activities necessary or incidental to the foregoing.

      3. Term. The term of the Company commenced on the date of the filing of the Company's Certificate of Formation with the Secretary of State of the State of Delaware in accordance with the LLC Act and the Company shall continue until the earlier to occur of: (i) the dissolution of the Company by the Members or
(ii) the entry of a decree of judicial dissolution under the LLC Act.

      4. Member. The members of the Company shall be Newtown Lane Marketing, Incorporated and John Vincenzo. Each member shall have 50% of the outstanding membership interests of the Company and 50% of voting rights in the Company.

      5. Capital Contributions. The Members may, but shall not be required to, make capital contributions to the Company from time to time. The Members shall not be entitled to interest on any capital contributions made by them.

      6. Distributions. Distributions may be made to the Members at such times and in such amounts as the Members shall unanimously determine in accordance with their membership interests.

      7. Loans. The Members may, at any time and from time to time, make loans to the Company or cause loans to be made to the Company, in such amounts and on such terms as may unanimously be determined by the Members.

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      8. Management and Powers.

      (a) The business and affairs of the Company shall be managed by the Members. The Members, each acting individually, shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company, including all powers, statutory or otherwise, possessed by the members of a limited liability company under the LLC Act.

      (b) The Members may cause the Company to employ and retain such other persons as may be necessary or appropriate for the conduct of the Company's business, on such terms as the Members, acting individually, shall determine, including persons who may be designated as officers. The officers of the Company shall have the titles, powers and duties delegated to them by the Members. Any number of titles may be held by the same officer.

      (c) The Members shall have the power and authority to delegate their rights and powers to manage and control the business and affairs of the Company to one or more other persons (including one or more committees, managers and agents, employees and/or affiliates of a manager), including delegation by management agreement or other arrangement.

      (d) Except as otherwise provided by law, neither the Members nor any delegate of the Members shall be liable, responsible or accountable in any way for damages or otherwise to the Company for any act or failure to act pursuant to this Agreement or otherwise unless there is a judicial determination that (i) the conduct of such person constituted intentional misconduct or a knowing violation of law, (ii) such person gained a financial benefit to which he or she was not legally entitled or (iii) such person failed to perform his or her duties with the degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

      (e) The Company shall indemnify, defend and hold harmless each of the Members and any delegate of the Members (collectively, the "Indemnitees"), from and against any and all claims, losses, liabilities, damages, fines, penalties, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and other professionals) arising out of or in connection with any act or failure to act by any Indemnitee pursuant to this Agreement, or the business and affairs of the Company, to the fullest extent permitted by law; provided, however, that an Indemnitee shall not be entitled to indemnification hereunder if there is a judicial determination that (i) such Indemnitee's actions or omissions to act were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such Indemnitee personally gained a financial benefit to which the Indemnitee was not legally entitled.

      9. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the unanimous consent of the Members, whereupon this Operating Agreement shall be amended and restated in its entirety.

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      10. Liability for Obligations of the Company. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the LLC Act.

      11. Release of Organizer. The Members and the Company hereby release the Organizer from any and all claims they might have against the Organizer arising out of or related to the formation of the Company. The Company hereby agrees to indemnify the Organizer as if he were the beneficiary of the provisions of
Section 8(d) hereof.

      12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.


      IN WITNESS WHEREOF, the undersigned Members have duly executed this Operating Agreement of KSV VENTURES, LLC as of the date first above written.


/s/ John Vincenzo
---------------------------
John Vincenzo
Member


Newtown Lane Marketing, Incorporated
Member


By: /s/ Richard M. Cohen
    ---------------------------
    An Authorized Officer
Member


/s/ Vincent J. McGill
--------------------------
Vincent J. McGill
Organizer